Exhibit 22.1
LIST OF SUBSIDIARY GUARANTORS
The following subsidiaries (collectively, the “Subsidiary Guarantors”) of LKQ Corporation, a Delaware corporation (the “Company”), were, as of the date of the filing of this exhibit, guarantors of the Company’s 5.750% senior notes due 2028 and 6.250% senior notes due 2033:

Name of Subsidiary	Jurisdiction of Incorporation/Organization	Obligor Type
A&A Auto Parts Stores, Inc.	Pennsylvania	Guarantor
Assured Quality Testing Services, LLC	Delaware	Guarantor
Automotive Calibration & Technology Services, LLC	Delaware	Guarantor
DriverFX.com, Inc.	Delaware	Guarantor
Global Powertrain Systems, LLC	Delaware	Guarantor
KAIR IL, LLC	Illinois	Guarantor
KAO Logistics, Inc.	Pennsylvania	Guarantor
KAO Warehouse, Inc.	Delaware	Guarantor
Keystone Automotive Industries, Inc.	California	Guarantor
Keystone Automotive Operations, Inc.	Pennsylvania	Guarantor
Keystone Automotive Operations Of Canada, Inc.	Delaware	Guarantor
KPGW Canadian Holdco, LLC	Delaware	Guarantor
LKQ Auto Parts Of Central California, Inc.	California	Guarantor
LKQ Best Automotive Corp.	Delaware	Guarantor
LKQ Central, Inc.	Delaware	Guarantor
LKQ Foster Auto Parts, Inc.	Oregon	Guarantor
LKQ Investments, Inc.	Delaware	Guarantor
LKQ Lakenor Auto & Truck Salvage, Inc.	California	Guarantor
LKQ Midwest, Inc.	Delaware	Guarantor
LKQ Northeast, Inc.	Delaware	Guarantor
LKQ Southeast, Inc.	Delaware	Guarantor
LKQ Taiwan Holding Company	Illinois	Guarantor
LKQ Trading Company	Delaware	Guarantor
North American ATK Corporation	California	Guarantor
Redding Auto Center, Inc.	California	Guarantor
RSI SmartCap North America, Inc.	Delaware	Guarantor
Warn Industries, Inc.	Delaware	Guarantor
Uni-Select USA LLC	Delaware	Guarantor

The Company and the above-listed Subsidiary Guarantors, were, as of the date of the filing of this exhibit, also guarantors of the 4.125% senior notes due 2028 (the “Euro Notes (2028)”) issued by LKQ European Holdings B.V., the Company’s wholly owned subsidiary.

The Company and the above-listed Subsidiary Guarantors, were, as of the date of the filing of this exhibit, also guarantors of the 4.125% senior notes due 2031 (the “Euro Notes (2031)”) issued by LKQ Dutch Bond B.V., the Company’s wholly owned subsidiary.